UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2012 (April 25, 2012)

INERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 25, 2012, Inergy, L.P., a Delaware limited partnership (“Inergy”), Inergy GP, LLC, a Delaware limited liability company (“Inergy GP”), and Inergy Sales & Service, Inc., a Delaware corporation (“Inergy Sales” and together with Inergy and Inergy GP, the “Contributors”) entered into a Contribution Agreement (the “Contribution Agreement”) with Suburban Propane Partners, L.P., a Delaware limited partnership (“Suburban”). Pursuant to the Contribution Agreement, Inergy has agreed to contribute its retail propane business (the “Propane Business”) to Suburban in exchange for consideration of approximately $1.8 billion (the “Purchase Price”). Inergy’s contribution of its Propane Business to Suburban consists of certain subsidiaries of Inergy and certain assets of Inergy Sales. As described below, the Purchase Price consists of $600.0 million newly issued Suburban common units and Suburban’s Exchange Offers (as defined below) for up to $1.2 billion of certain of Inergy’s outstanding senior unsecured notes.

The Contribution Agreement provides that Inergy will contribute to Suburban 100% of the limited liability company interests (the “Inergy Propane Interests”) in Inergy Propane, LLC (“Inergy Propane”), a Delaware limited liability company, which at the closing of the Transaction (as defined below) will hold only the following interests: (i) 100% of the limited partner interests in Liberty Propane, L.P., a Delaware limited partnership (“Liberty Propane”), which owns 100% of the limited liability company interests in Liberty Propane Operations, LLC, a Delaware limited liability company (“Liberty Operations”); and (ii) 100% of the limited liability company interests in Liberty Propane GP, LLC, a Delaware limited liability company (“Liberty Propane GP”), which owns 100% of the general partner interest in Liberty Propane. Following the closing of the Transaction, Inergy Propane, Liberty Propane, Liberty Operations and Liberty Propane GP will be wholly owned subsidiaries of Suburban. Inergy will also contribute certain assets of Inergy Sales related to the Propane Business to Suburban (the “Acquired Assets”).

The Contribution Agreement further provides that upon contribution of the Inergy Propane Interests and Acquired Assets to Suburban, Suburban will issue and deliver to Inergy and Inergy Sales, as consideration in connection with the Transaction, subject to certain adjustments, an aggregate of $600.0 million of newly issued Suburban common units (the “Equity Consideration”). Pursuant to the Contribution Agreement, Suburban has agreed to file a registration statement on Form S-1 to register under the Securities Act of 1933, as amended (the “Securities Act”), Inergy’s distribution of substantially all of the Equity Consideration to Inergy’s unitholders.

Pursuant to the Contribution Agreement, Suburban will also incur up to $1.0 billion of additional indebtedness in the form of newly issued Suburban senior notes, and pay up to $200.0 million of cash, in connection with exchange offers for up to $1.2 billion of certain of Inergy’s outstanding senior unsecured notes (the “Exchange Offers”).

The transactions described above that are contemplated by the terms of the Contribution Agreement are referred to as the “Transaction.”

The parties have made customary representations and warranties and covenants in the Contribution Agreement, including, without limitation, a covenant regarding the conduct of their businesses prior to the consummation of the Transaction. The representations, warranties and covenants of the Contributors, on the one hand, and the representations, warranties and covenants of Suburban, on the other hand, have been made solely for the benefit of the other parties to the Contribution Agreement. In addition, such representations, warranties and covenants: (i) have been made only for purposes of the Contribution Agreement; (ii) have been qualified by confidential disclosures made to the Contributors and Suburban in connection with the Contribution Agreement; (iii) are subject to materiality qualifications contained in the Contribution Agreement which may differ from what may be viewed as material by investors; (iv) were made only as of the date of the Contribution Agreement or such other date as is specified in the Contribution Agreement; and (v) have been included in the Contribution Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the foregoing summary is included only to provide investors with information regarding the terms of the Contribution Agreement, and not to provide investors with any other factual information regarding the Contributors, Suburban or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Contributors or Suburban or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in public disclosures regarding the Contributors or Suburban. The Contribution Agreement also includes indemnification provisions that are typical for transactions of this nature.

Consummation of the Transaction is subject to customary conditions, including, without limitation, (i) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) the absence of any law, order or injunction prohibiting the Transaction, the Exchange Offers and the related transactions. Moreover, each party’s obligation to consummate the Transaction is subject to certain other conditions, including, without limitation, (A) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers), and (B) the other party’s compliance with its covenants and agreements contained in the Contribution Agreement (subject to customary materiality qualifiers). The consummation of the Exchange Offers is a condition to the closing of the Transaction. The Contribution Agreement also contains termination rights for Suburban and Inergy.

The foregoing description of the Contribution Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Contribution Agreement (other than the schedules thereto) that is attached hereto as Exhibit 2.1 and incorporated by reference into this Item 1.01.

Item 2.02	Results of Operations and Financial Condition.

On April 26, 2012, Inergy issued a press release announcing its entry into the Contribution Agreement and preliminary results for the fiscal quarter ended March 31, 2012. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Items 2.02 and 7.01 (including the information in Exhibit 99.1 and Exhibit 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 7.01	Regulation FD Disclosure.

On April 26, 2012, Inergy issued a press release that reports Inergy’s quarterly cash distribution for the quarter ended March 31, 2012. A copy of the press release is furnished as Exhibit 99.2 hereto.

The information set forth under Item 2.02 (Results of Operations and Financial Condition) of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

Forward Looking Statements

Information contained in this Current Report on Form 8-K may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal securities law. Such forward-looking statements may include statements preceded by, followed by or that contain forward-looking terminology, including the words “believe,” “expect,” “may,” “should,” “could,” “anticipate,” “estimate,” “intend” or the negation thereof, or similar expressions. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Among those is the risk that the conditions to closing the Contribution Agreement are not met or that the anticipated benefits from the proposed Transaction cannot be fully realized. Should one or more of these risks or uncertainties materialize or any underlying assumption proves incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the key factors that could cause actual results to differ materially from those referred to in the forward-looking statements are: weather conditions that vary significantly from historically normal conditions; the general level of petroleum product demand and the availability of propane supplies; the price of propane to the consumer compared to the price of alternative and competing fuels; the demand for high deliverability natural gas storage capacity in the Northeast; Inergy’s ability to successfully implement its business plan, including the placement of our expansion projects in-service in a timely manner; the outcome of rate decisions levied by the Federal Energy Regulatory Commission; Inergy’s ability to generate available cash for distribution to unitholders; and the costs and effects of legal, regulatory and administrative proceedings against, or that may be brought against, Inergy or its subsidiaries. These and other risks and assumptions are described in Inergy’s annual reports on Form 10-K and other reports that are available from the United States Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. Inergy undertakes no obligation to update any forward-looking statement, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Contribution Agreement, dated April 25, 2012, by and among Inergy, L.P., Inergy GP, LLC, Inergy Sales & Service, Inc. and Suburban Propane Partners, L.P.

99.1	Press release of Inergy, L.P. dated April 26, 2012.

99.2	Press release of Inergy, L.P. dated April 26, 2012.

*	Schedules and annexes omitted pursuant to Item 601(b)(2) of Regulation S-K. Inergy agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC,
its General Partner

Date: April 26, 2012	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

2.1*	Contribution Agreement, dated April 25, 2012, by and among Inergy, L.P., Inergy GP, LLC, Inergy Sales & Service, Inc. and Suburban Propane Partners, L.P.

99.1	Press release of Inergy, L.P. dated April 26, 2012.

99.2	Press release of Inergy, L.P. dated April 26, 2012.

*	Schedules and annexes omitted pursuant to Item 601(b)(2) of Regulation S-K. Inergy agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

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